ROSETTA RESOURCES INC. PRESIDENT AND CEO TO
PRESENT AT THE TRISTONE CAPITAL ÉNERGIE’08 CONFERENCE

HOUSTON, TX, May 13, 2008 (PRIME NEWSWIRE) -- Rosetta Resources Inc. (NASDAQ: ROSE) "Rosetta" announced today that Randy L. Limbacher, President and Chief Executive Officer, will present on Wednesday, May 14, 2008 at 12:15 p.m. Central European Summer  Time (CEST), 5:15 a.m. Central Time at the Tristone Capital énergie’08 Conference in Paris, France.

A live audio webcast of the presentation will be available on Rosetta’s website at www.rosettaresources.com.

Rosetta Resources Inc. is an independent oil and gas company engaged in the acquisition, exploration, development and production of oil and gas properties in North America. Our operations are concentrated in the Sacramento Basin of California, South Texas, the Gulf of Mexico and the Rocky Mountains. Rosetta is a Delaware corporation based in Houston, Texas.

For more information, visit www.rosettaresources.com.

Forward-Looking Statements:
All statements, other than statements of historical fact, included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions, which are more fully described in Rosetta Resources Inc.'s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. These risks, uncertainties and assumptions could cause actual results to differ materially from those described in the forward-looking statements. Rosetta assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Investor Contact:
Michael J. Rosinski
Executive Vice President & Chief Financial Officer
Rosetta Resources Inc.
(713) 335-4037
rosinskim@rosettaresources.com